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                                                                    EXHIBIT 3.23

                          CERTIFICATE OF INCORPORATION

                                       OF

                             UNITED JET CENTER, INC.


                  I, THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

                  FIRST: The name of the corporation is

                             UNITED JET CENTER, INC.

                  SECOND: Its registered office is to be located at 229 South State Street, in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

                  THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  FOURTH: The total number of shares of stock which the corporation is authorized to issue is one thousand (1,000) shares, and the par value of each of such shares is one dollar ($1.00).

                  FIFTH: The name and address of the single incorporator is:

                     Madeline A. Stirber                 250 Park Avenue
                                                         New York, NY 10177

                  SIXTH: The By-Laws of the corporation may be made, altered, amended, changed, added to or repealed by the Board of Directors without the assent or vote of the stockholders.
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Elections of directors need not be by ballot unless the By-Laws so provide.

                  SEVENTH: No director of the corporation shall be personally liable to the corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article SEVENTH shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper benefit.
                  EIGHTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

                  IN WITNESS WHEREOF, I have hereunto set my hand and seal the 14th day of March, 1989.


                                              /s/  Madeline A. Stirber
                                         --------------------------------------
                                                 Madeline A. Stirber

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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             UNITED JET CENTER, INC.


                  Pursuant to the provisions of the General Corporation Law of the State of Delaware, the undersigned hereby amend the Certificate of Incorporation as follows:

FIRST:            The name of the Corporation is United Jet Center, Inc.

SECOND:           The Certificate of Incorporation was filed on March 16, 1989.

THIRD: The Certificate of Incorporation shall be amended by adding a new Article NINTH to the end thereof to read in its entirety as follows:

                           "NINTH: The Corporation shall, to the fullest extent
                  permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same shall be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person."

FOURTH: The above amendment to the Certificate of Incorporation was authorized and approved by the sole director and sole stockholder of the Corporation pursuant to the provisions of
                  Section 242 of the General Corporation Law.
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                  We have subscribed this Certificate of Amendment to the
Certificate of Incorporation this 23rd day of October, 1989 and affirm the statements contained herein are true under the penalties of perjury and that the statements contained therein have been examined by us and are true and correct, and that this Certificate of Amendment is the act and deed of the Corporation.


                                            /s/  John Catsimatidis
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                                            John Catsimatidis
                                            President




Attest:



/s/  James Devaney
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James Devaney, Secretary